As filed with the Securities and Exchange Commission on May 5, 2004	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Endwave Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	95-4333817 (I.R.S. Employer Identification No.)

776 Palomar Ave.
Sunnyvale, CA 94085
(408) 522-3100
(Registrant’s principal executive offices)

2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan
(Full title of the plans)

Edward A. Keible, Jr.
776 Palomar Ave.
Sunnyvale, CA 94085
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jodie Bourdet, Esq.
COOLEY GODWARD LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered	Price per Share (1)	Offering Price (1)	Registration Fee

Common Stock, par value $.001 per share	2,132,980 shares	$6.01	$12,819,210	$1,625.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on April 29, 2004 as reported on the Nasdaq National Market.

ITEM 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.1

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 1,705,000 shares of Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Equity Incentive Plan and (ii) 427,980 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-49012

The contents of Registration Statement on Form S-8 No. 333-49012 filed with the Securities and Exchange Commission on October 31, 2000 are incorporated by reference herein.

ITEM 8. EXHIBITS

Exhibit
Number
4.1*	Form of specimen Common Stock Certificate

4.2*	Investors’ Rights Agreement dated March 31, 2000 by and among the Registrant and certain investors named therein.

4.3*	Warrant to Purchase Stock dated march 16, 1998, issued by the Registrant to Silicon Valley Bank for the purchase of shares of the registrant’s Series E Preferred Stock.

4.4*	Registration Rights Agreement by and among M/A-COM Tech, Inc. and the Registrant dated as of April 24, 2001.

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages.

99.1*	Amended and Restated 2000 Equity Incentive Plan and related documents.

99.2*	2000 Employee Stock Purchase Plan and related documents.

*	Documents incorporated by reference from the Company’s Registration Statement of Form S-1, as amended (333-41302), filed with the SEC on July 12, 2000.

1.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 3, 2004.

ENDWAVE CORPORATION

By:	/s/ Edward A. Keible, Jr.

Edward A. Keible, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward A. Keible and Julianne M. Biagini and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward A. Keible, Jr. Edward A. Keible, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	May 3, 2004

/s/ Julianne M. Biagini Julianne M. Biagini	Chief Financial Officer, Senior Vice President, Finance and Administration (Principal Financial Officer)	May 3, 2004

/s/ Randolph M. Blotky Randolph M. Blotky	Director	May 4, 2004

/s/ Joseph J. Lazzara Joseph J. Lazzara	Director	May 3, 2004

/s/ Wade Meyercord Wade Meyercord	Director	May 3, 2004

2.

Signature	Title	Date

/s/ Carol Herod Sharer Carol Herod Sharer	Director	May 3, 2004

/s/ Edward C.V. Winn Edward C.V. Winn	Director	May 3, 2004

3.

EXHIBIT INDEX

Exhibit
Number
4.1*	Form of specimen Common Stock Certificate

4.2*	Investors’ Rights Agreement dated March 31, 2000 by and among the Registrant and certain investors named therein.

4.3*	Warrant to Purchase Stock dated march 16, 1998, issued by the Registrant to Silicon Valley Bank for the purchase of shares of the registrant’s Series E Preferred Stock.

4.4*	Registration Rights Agreement by and among M/A-COM Tech, Inc. and the Registrant dated as of April 24, 2001.

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages.

99.1*	Amended and Restated 2000 Equity Incentive Plan and related documents.

99.2*	2000 Employee Stock Purchase Plan and related documents.

*	Documents incorporated by reference from the Company’s Registration Statement of Form S-1, as amended (333-41302), filed with the SEC on July 12, 2000.

4.